EXHIBIT 32.1

               STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
               SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

         The undersigned, Christopher Martin, is the Chief Executive Officer of First Sentinel Bancorp, Inc. (the "Company").

         This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the "Report").

         By execution of this statement, I certify that:

                  A)       the Report fully  complies with the  requirements  of
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

                  B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

November 14, 2003                       /S/ CHRISTOPHER MARTIN
-----------------                       ----------------------
Dated                                   Christopher Martin,
                                        President and Chief Executive Officer